Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantee)

for

Tender of Shares of Class A Common Stock

of

Box, Inc.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON JUNE 29, 2021, UNLESS THE OFFER IS EXTENDED OR TERMINATED

As set forth in Section 3 of the Offer to Purchase (as defined below), this form must be used to accept the Offer (as defined below) if (1) the procedures for book-entry transfer described in Section 3 of the Offer to Purchase cannot be completed before the Expiration Time or (2) time will not permit all required documents to reach the Depositary before the Expiration Time. This form, signed and properly completed, must be delivered by mail or overnight delivery. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Computershare Trust Company, N.A.

If delivering by mail:	If delivering by express mail or other expedited service:

Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, Massachusetts 02021

If delivering by email:

canoticeofguarantee@computershare.com

This email address is only for the notice of guaranteed delivery for positions held through the Depositary Trust Company (“DTC”) and cannot be used for purposes of emailing the Letter of Transmittal (defined below) to participate in the Offer. All Letter of Transmittals must be delivered to Computershare at one of the physical addresses above prior to the expiration date of this offer.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR EMAIL ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Deliveries to the Company, the Dealer Manager for the Offer or the Information Agent for the Offer will not constitute valid delivery and may not be forwarded to the Depositary. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

VOLUNTARY CORPORATE ACTIONS COY: BOXI

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFER TO PURCHASE (AS DEFINED BELOW).

VOLUNTARY CORPORATE ACTIONS COY: BOXI

Ladies and Gentlemen:

The undersigned acknowledges receipt of the Offer to Purchase dated June 2, 2021 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, as they may be amended and supplemented from time to time, the “Offer”) and hereby tenders to Box, Inc., a Delaware corporation (the “Company”), on the terms and subject to the conditions set forth in the Offer to Purchase, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the “Shares” refer to shares of the Company’s Class A common stock, par value $0.0001 per share.

Number of Shares to be tendered:                                                                               Shares

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1)   SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER (SEE INSTRUCTION 3 OF THE LETTER OF TRANSMITTAL)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at Price Determined by Stockholder,” the undersigned hereby tenders Shares at the purchase price determined by the Company in accordance with the terms of the Offer.

☐   The undersigned wants to maximize the chance of having the Company purchase all Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders Shares at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $22.75 PER SHARE, WHICH IS THE LOW END OF THE PRICE RANGE IN THE OFFER, FOR PURPOSES OF DETERMINING THE PURCHASE PRICE. THE UNDERSIGNED ALSO UNDERSTANDS THAT THIS MAY HAVE THE EFFECT OF LOWERING THE PURCHASE PRICE AND COULD RESULT IN THE UNDERSIGNED RECEIVING A PER SHARE PRICE AS LOW AS $22.75, WHICH IS THE LOW END OF THE PRICE RANGE IN THE OFFER, LESS ANY APPLICABLE WITHHOLDING TAXES AND WITHOUT INTEREST.

OR

(2)   SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER (SEE INSTRUCTION 3 OF THE LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Under the Offer,” the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price determined by the Company is less than the price checked below. A STOCKHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY AND/OR LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same Shares cannot be tendered at more than one price, unless previously validly withdrawn as provided in Section 4 of the Offer to Purchase.

VOLUNTARY CORPORATE ACTIONS COY: BOXI

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
☐ $22.75	☐ $23.00	☐ $23.25	☐ $23.50
☐ $23.75	☐ $24.00	☐ $24.25	☐ $24.50
☐ $24.75	☐ $25.00	☐ $25.25	☐ $25.50
☐ $25.75

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

CONDITIONAL TENDER

(See Instruction 10 of the Letter of Transmittal)

A tendering stockholder may condition his or her tender of Shares upon the Company purchasing a specified minimum number of Shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of Shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor before completing this section. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased from me, if any are purchased from me, is:

                                                                           Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and checked this box:

☐	The tendered Shares represent all Shares held by the undersigned.

ODD LOTS

(See Instruction 11 of the Letter of Transmittal)

To be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

☐

is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

VOLUNTARY CORPORATE ACTIONS COY: BOXI

SIGN HERE

Signature(s):

Name(s) of Registered Holder(s):
(Please Print or Type)

Address(es):

Daytime Area Code and Telephone Number:	( )

VOLUNTARY CORPORATE ACTIONS COY: BOXI

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of Shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary a book-entry confirmation (as defined in the Offer to Purchase) with respect to such Shares, together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an agent’s message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, by 5:00 p.m., New York City time, two trading days (as defined in the Offer to Purchase) after the date of receipt by the Depository of this Notice of Guaranteed Delivery.

The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary, or complete the procedures for book-entry transfer deliveries, within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.

Names of Firm:

Authorized Signature:

Name(s) of Registered Holder(s):

                                                                                              (Please Print or Type)

Title:

Address:

Daytime Area Code and Telephone Number:                (                )

Dated:

VOLUNTARY CORPORATE ACTIONS COY: BOXI